                                                                   Exhibit 3-B.2

                                 RESTATED BYLAWS

                                       OF

                         U S WEST CAPITAL FUNDING, INC.









                              Adopted May 15, 1995

                As Amended on August 31, 1995 and August 9, 1996

                                                                   Exhibit 3-B.2

                                 RESTATED BYLAWS

                                       of

                         U S WEST CAPITAL FUNDING, INC.

                                   ARTICLE ONE

                                     OFFICES

         The principal office of the corporation shall be designated from time to time by the corporation and may be within or outside of Colorado.

         The corporation may have such other offices, either within or outside of Colorado, as the Board of Directors may designate or as the business of the corporation may require from time to time.

         The registered office of the corporation required by the Colorado Business Corporation Act to be maintained in Colorado may be, but need not be, identical with the principal office, and the address of the registered office may be changed from time to time by the Board of Directors.

                                   ARTICLE TWO

                                  SHAREHOLDERS

         Section 1. ANNUAL MEETING. The annual meeting of the shareholders shall be held on the first Friday in March in each year, at an hour to be named in the notice of the meeting, or at such other date and time as the Board of Directors shall determine, for the purpose of electing Directors of the corporation and for the transaction of such other business as may come before the meeting. If the annual meeting is not held on the day designated, or at any adjournment thereof, the Board of Directors shall cause a meeting in lieu thereof to be held as soon thereafter as is convenient.

         Section 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called for any purpose. Such meetings may be called by the President or by the Board of Directors, and shall be called by the President at the request of holders of shares representing at least ten percent (10%) of all of the votes entitled to be cast on any issue proposed to be considered at the meeting.

         Section 3. PLACE OF MEETING. The Board of Directors may designate any place either within or outside Colorado as the place of meeting for any annual meeting or for any special meeting. If no designation is made, or if a special meeting is called other than by the Board of Directors, the place of the meeting shall be the principal office of the corporation.

         Section 4. NOTICE OF MEETING. Written notice stating the place, date, and hour of the meeting shall be given delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, except that, (i) if the authorized shares are to be increased, at least thirty (30) days' notice shall be given, or (ii) any other longer notice period is required by the Colorado Business Corporation Act. Notice of a special meeting shall include a description of the purpose or purposes of the meeting. Notice shall be given personally or by U.S. mail (postage prepaid), private carrier, telegraph, teletype, electronically transmitted facsimile or other

                                                                   Exhibit 3-B.2

form of wire or wireless communication by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

         Section 5. RECORD DATE. For the purpose of determining shareholders entitled to (i) notice of or to vote at any meeting of shareholders or any adjournment thereof, (ii) receive distributions or share dividends, or (iii) demand a special meeting, or to make a determination of shareholders for any other proper purpose, the Board of Directors shall fix, in advance, a date as the record date for the determination of shareholders. Such date shall be not more than seventy (70) days, and for a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders is made as provided in this Section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

         Notwithstanding the above, the record date for determining the shareholders entitled to take action without a meeting or entitled to be given notice of action so taken shall be the date a writing upon which the action is taken is first received by the corporation.

         Section 6. QUORUM. One-third of the votes entitled to be cast on a matter by a voting group shall constitute a quorum of that voting group for action on that matter. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater proportion or number is required by law or the Articles of Incorporation. If a quorum is not represented at any meeting of the shareholders, such meeting may be adjourned for a period not to exceed one hundred twenty (120) days for any one adjournment.

         Section 7. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy by signing an appointment form or similar writing, either personally or by his duly authorized attorney-in-fact. The proxy appointment form or similar writing shall be filed with the Secretary of the corporation before or at the time of the meeting. The appointment of a proxy is effective when received by the corporation and is valid for eleven (11) months unless a different period is expressly provided in the appointment form or similar writing.

         Section 8. INFORMAL ACTION BY SHAREHOLDERS. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a written consent (or counterparts thereof) that sets forth the action so taken is signed by all of the shareholders entitled to vote with respect to the subject matter thereof and received by the corporation. Such consent shall have the same force and effect as a unanimous vote of the shareholders and may be stated as such in any document. Action taken under this Section 8 is effective as of the date the last writing necessary to effect the action is received by the corporation, unless a different effective date is specified, in which case such specified date shall be the effective date for such action.

                                                                   Exhibit 3-B.2

                                  ARTICLE THREE

                               BOARD OF DIRECTORS

         Section 1. GENERAL POWERS. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of its Board of Directors, except as otherwise provided in the Colorado Business Corporation Act or the Articles of Incorporation.

         Section 2. NUMBER, TENURE AND QUALIFICATIONS. The Board of Directors shall consist of three (3) persons of the age of eighteen years or older who need not be a shareholder of the corporation or a resident of Colorado. A Director of the corporation shall be elected at the annual meeting of the shareholders and shall serve until the next succeeding annual meeting and thereafter until his successor shall have been elected and qualified. (As amended August 31, 1995 and August 9, 1996)

         Section 3. VACANCIES. A vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the shareholders or the Board of Directors. If the Directors remaining in office constitute fewer than a quorum of the Board, the Directors may fill the vacancy by the affirmative vote of a majority of all the Directors remaining in office. Whether elected by the Directors or the shareholders, a Director shall hold office until the next annual shareholders' meeting at which Directors are elected.

         Section 4. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without notice immediately after and at the same place as the annual meeting of shareholders and at such other times as shall be fixed by the Board. The Board of Directors may designate any place, either within or outside Colorado, as the place of meeting for any regular meeting.

         Section 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time by or at the request of the President or any of the Directors. The person or persons authorized to call special meetings of the Board may fix any place, either within or outside Colorado, as the place for holding any special meeting.

         Section 6. NOTICE. Notice need not be given of regular meetings of the Board of Directors, nor need notice be given of adjourned meetings. Notice of special meetings shall be given at least two (2) days prior to the meeting by written notice either personally delivered or mailed to each Director at his business address, or by notice transmitted by telegraph, telex, electronically transmitted facsimile or other form of wire or wireless communication. If mailed, such notice shall be deemed to be given and to be effective on the earlier of (i) three (3) days after such notice is deposited in the U.S. mail (postage prepaid), or (ii) the date shown on the return receipt, if mailed by registered or certified mail return receipt requested. If notice is given by telex, electronically transmitted facsimile or other similar form of wire or wireless communication, such notice shall be deemed to be given and to be effective when sent.

         A Director may waive notice of a meeting before or after the time and date of the meeting by a writing signed by such Director. Such waiver shall be delivered to the corporation for filing with the corporate records. Further, attendance of the Director at a meeting shall constitute a waiver of notice of that meeting, except when the Director attends for the express purpose of objecting to the transaction of any business at that the meeting because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting.

                                                                   Exhibit 3-B.2

         Section 7. QUORUM AND VOTING. A majority of the number of Directors fixed by these Bylaws shall constitute a quorum for the transaction of business, and the acts of a majority of Directors present at a meeting at which a quorum is present shall constitute the acts of the Board of Directors. If, at any meeting of the Board of Directors, less than a quorum is present, a majority of those present may adjourn the meeting from time to time without further notice, for a period not to exceed sixty (60) days at any one adjournment.

         Section 8. COMPENSATION. Directors shall be entitled to receive from the corporation such compensation and reimbursement for expenses as the Board of Directors may determine from time to time.

         Section 9. COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the Board in office when the action is taken, designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in the resolution, shall have all the authority of the Board of Directors; except that no such committee shall have the authority to (i) declare dividends or distributions,
(ii) approve or propose to shareholders actions or proposals required by the Colorado Business Corporation Act to be approved by shareholders, (iii) fill vacancies on the Board of Directors or any committee thereof, (iv) amend the Articles of Incorporation, (v) adopt, amend or repeal the Bylaws, (vi) approve a plan of merger not requiring shareholder approval, (vii) reduce earned or capital surplus, (viii) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors, or (ix) authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series of a class of shares. The Board of Directors shall have the power at any time to fill vacancies in, to change the size or membership of, and to discharge any such committee.

         Neither the designation of any such committee, the delegation of authority to such committee, nor any action by such committee pursuant to its authority shall alone constitute compliance by any member of the Board of Directors or a member of the committee in question with his responsibility to conform to the standard of care set forth in Article Three, Section 12 of these Bylaws.

         Section 10. INFORMAL ACTION BY DIRECTORS. Any action required or permitted to be taken at a meeting of the Directors or any committee designated by the Board of Directors may be taken without a meeting if a written consent (or counterparts there) that sets forth the action so taken is signed by all of the Directors entitled to vote with respect to the action taken. Such consent shall have the same force and effect as a unanimous vote of the Directors or committee members and may be stated as such in any document. Unless the consent specifies a different effective date, action taken under this Section 10 is effective at the time the last Director signs a writing describing the action taken, unless, before such time, any Director has revoked his consent by a writing signed by the Director and received by the President or the Secretary of the corporation.

         Section 11. TELEPHONIC MEETINGS. Members of the Board of Directors or any committee designated by such Board may participate in a meeting of the Board or committee by means of communication by which all persons participating in the meeting can hear each other during the meeting. Such participation shall constitute presence at the meeting.

         Section 12. STANDARD OF CARE. A Director shall perform his duties as a Director, including, without limitation, his duties as a member of any committee of the Board, in good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with

                                                                   Exhibit 3-B.2

the care an ordinarily prudent person in a like position would exercise under similar circumstances. In performing his duties, a Director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by the persons herein designated. However, he shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A Director shall not be liable to the corporation or its shareholders for any action he takes or omits to take as a Director, if, in connection with such action or omission, he performs his duties in compliance with this Section 12.

         The designated persons on whom a Director is entitled to rely are
(i) one or more officers or employees of the corporation whom the Director reasonably believes to be reliable and competent in the matters presented,
(ii) legal counsel, public accountant, or other person as to matters which the Director reasonably believes to be within such person's professional or expert competence, or (iii) a committee of the Board of Directors on which the Director does not serve if the Director reasonably believes the committee merits confidence.

                                  ARTICLE FOUR

                                    OFFICERS

         Section 1. ENUMERATION OF OFFICES. The corporation shall have as officers a President, one or more Vice Presidents, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. The corporation may also have a Chief Financial Officer, a General Counsel, and a Controller as the Board may elect. Such other officers as may be deemed necessary may also be elected by the Board of Directors. One person may hold more than one office. In all cases where the duties of any officer is not prescribed by the Bylaws or by the Board of Directors, such officer shall follow the orders and instruction of the President of the corporation.

         Section 2. TERM OF OFFICE. The officers of the corporation shall be elected by the Board of Directors at each annual meeting of the Board held after each annual meeting of the shareholders or as soon thereafter as conveniently may be. Each officer shall hold office until a successor is elected and qualified or until such officer's resignation, death or removal.

         Section 3. REMOVAL. Any officer may be removed at any time with or without cause by action of the shareholders, the Board of Directors or an officer(s) authorized by the Board.

         Section 4. VACANCIES. A vacancy in any office because of death, resignation, removal or otherwise may be filled by the Board of Directors, or by an officer(s) authorized by the Board, for the unexpired portion of the officer's term.

         Section 5. PRESIDENT; POWERS AND DUTIES. Subject to the direction and supervision of the Board of Directors, the President shall be the chief executive officer of the corporation, and shall have general and active control of its affairs and business and general supervision of its officers, agents and employees. The President shall preside at all meetings of the shareholders and the Board of Directors. Any document may be signed by the President or any other person who may be thereunto authorized by the President or the Board of Directors (said authorization to be in writing and filed with the Secretary of the corporation).

                                                                   Exhibit 3-B.2

         Section 6. VICE PRESIDENTS; POWERS AND DUTIES. Each Vice President shall have such powers and perform such duties as may be assigned by the Board of Directors or the President. In case of the absence or disability of the President, or a vacancy in the office, a Vice President designated by the President or the Board of Directors shall exercise all the powers and perform all the duties of the President.

         Section 7. SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall attend all meetings of the shareholders and the Board of Directors and shall keep the minutes for such meetings in one or more books provided for that purpose. The Secretary shall be custodian of the corporate records, except those required to be in the custody of the Treasurer or the Controller, shall keep the seal of the corporation and shall execute and affix the seal of the corporation to all documents duly authorized for execution under seal on behalf of the corporation, and shall perform all of the duties incidental to the office of Secretary, as well as such other duties as may be assigned by the President or the Board of Directors.

         The Assistant Secretaries shall perform such of the Secretary's duties as the Secretary shall from time to time direct. In case of the absence or disability of the Secretary, or a vacancy in the office, an Assistant Secretary designated by the President or the Board of Directors, if the office is not vacant, shall perform the duties of the Secretary.

         Section 8. TREASURER AND ASSISTANT TREASURERS; POWERS AND DUTIES. The Treasurer shall have care and custody of the funds and securities of the corporation, shall deposit such funds in the name and to the credit of the corporation with such depositories as the Treasurer shall approve, shall disburse the funds of the corporation for proper expenses and dividends, and as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. The Treasurer shall perform all of the duties incident to the office of Treasurer, as well as such other duties as may be assigned by the President or the Board of Directors. In the event there is no Chief Financial Officer, the Treasurer shall perform the duties of Chief Financial Officer. In the event there is no Controller, the Treasurer shall also be the principal accounting officer of the corporation and shall perform the duties incident to the office of Controller

         The Assistant Treasurers shall perform such of the Treasurer's duties as the Treasurer shall from time to time direct. In case of the absence or disability of the Treasurer, or a vacancy in the office, an Assistant Treasurer designated by the President or the Board of Directors, if the office is not vacant, shall perform the duties of the Treasurer.

         Section 9. CHIEF FINANCIAL OFFICER; POWERS AND DUTIES. The Chief Financial Officer shall be responsible for maintaining the financial integrity of the corporation, shall prepare the financial plans for the corporation and shall monitor the financial performance of the corporation and its subsidiaries, as well as performing such other duties as may be assigned by the President or the Board of Directors.

         Section 10. GENERAL COUNSEL; POWERS AND DUTIES. The General Counsel shall be a licensed attorney at law and shall be the chief legal officer of the corporation. The General Counsel shall have such power and exercise such authority and provide such counsel to the corporation as deemed necessary or desirable to enforce the rights and protect the property and integrity of the corporation, shall also have the power, authority, and responsibility for securing for the corporation all legal advice, service and counseling, and shall perform all of the duties incident to the office of General Counsel, as well as such other duties as may be assigned by the President or the Board of Directors.

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                                                                   Exhibit 3-B.2

         Section 11. CONTROLLER AND ASSISTANT CONTROLLERS; POWERS AND DUTIES. The Controller shall be the chief accounting officer of the corporation and shall keep and maintain in good and lawful order all accounts required by law and shall have sole control over, and ultimate responsibility for, the accounts and accounting methods of the corporation and the compliance of the corporation with all systems of accounts and accounting regulations prescribed by law. The Controller shall audit, to such extent and at such times as may be required by law or as the Controller may think necessary, all accounts and records of corporate funds or property, by whomsoever kept, and for such purposes shall have access to all such accounts and records. The Controller shall make and sign all necessary and proper accounting statements and financial reports of the corporation, and shall perform all of the duties incident to the office of Controller, as well as such other duties as may be assigned by the President or the Board of Directors.

         The Assistant Controllers shall perform such of the Controller's duties as the Controller shall from time to time direct. In case of the absence or disability of the Controller, or a vacancy in the office, an Assistant Controller designated by the President or the Board of Directors, if the office is not vacant, shall perform the duties of the Controller.

         Section 12. SALARIES. The salaries of all officers of the corporation shall be fixed by or in the manner provided by the Board of Directors. If authorized by a resolution of the Board, the salary of any officer other than the President may be fixed by the President or a committee of the Board. No officer shall be disqualified from receiving a salary by reason of also being a Director of the corporation.

                                  ARTICLE FIVE

                               STOCK CERTIFICATES

         The shares of the corporation shall be represented by certificates in such form and shall contain such information consistent with law as shall be approved by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or by the Secretary or an Assistant Secretary of the corporation and may be sealed with the seal of the corporation or a facsimile thereof. Any or all of the signatures upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or an employee of the corporation. If any officer who has signed or whose facsimile signature has been placed upon such certificate has ceased to be such officer before the certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer at the date of its issue.

                                   ARTICLE SIX

              Indemnification of Directors, Officers, and Employees

                  Section 1.  SCOPE OF INDEMNIFICATION.

                  (a) The corporation shall indemnify an indemnified representative against any liability incurred in connection with any proceeding in which the indemnified representative may be involved as a party or otherwise, by reason of the fact that such person is or was serving in an indemnified capacity, except to the extent that any such indemnification against a particular liability is expressly prohibited by applicable law or where a judgment or other final adjudication adverse to the indemnified representative establishes, or where the corporation determines, that

                                                                   Exhibit 3-B.2

his or her acts or omissions (i) were in breach of such person's duty of loyalty to the corporation or its shareholders, (ii) were not in good faith or involved intentional misconduct or a knowing violation of law, or (iii) resulted in receipt by such person of an improper personal benefit. The rights granted by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification, contribution, or advancement of expenses may be entitled under any statute, certificate or articles of incorporation, agreement, contract of insurance, vote of shareholders or disinterested directors, or otherwise. The rights of indemnification and advancement of expenses provided by or granted pursuant to this Article shall continue as to a person who has ceased to be an indemnified representative in respect of matters arising prior to such time and shall inure to the benefit of the heirs, executors, administrators, and personal representatives of such a person.

                  (b) If an indemnified representative is not entitled to indemnification with respect to a portion of any liabilities to which such person may be subject, the corporation shall nonetheless indemnify such indemnified representative to the maximum extent for the remaining portion of the liabilities.

                  (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the indemnified representative is not entitled to indemnification.

                  (d) To the extent permitted by law, the payment of indemnification provided for by this Article, including the advancement of expenses pursuant to Section 2, with respect to proceedings other than those brought by or in the right of the corporation, shall be subject to the conditions that the indemnified representative shall give the corporation prompt notice of any proceeding, that the corporation shall have complete charge of the defense of such proceeding and the right to select counsel for the indemnified representative, and that the indemnified representative shall assist and cooperate fully in all matters respecting the proceeding and its defense or settlement. The corporation may waive any or all of the conditions set forth in the preceding sentence. Any such waiver shall be applicable only to the specific payment for which the waiver is made and shall not in any way obligate the corporation to grant such waiver at any future time. In the event of a conflict of interest between the indemnified representative and the corporation that would disqualify the corporation's counsel from representing the indemnified representative under the rules of professional conduct applicable to attorneys, it shall be the policy of the corporation to waive any or all of the foregoing conditions subject to such limitations or conditions as the corporation shall deem to be reasonable in the circumstances.

                  (e) For purposes of this Article:

                           (1)  "indemnified capacity" means any and all
past, present, or future services by an indemnified representative in one or more capacities as a director, officer, employee, or agent of the corporation or, at the request of the corporation, as a director, officer, employee, agent, fiduciary, or trustee of another corporation, partnership, joint venture, trust, employee benefit plan, or other entity or enterprise; any indemnified representative serving an

                                                                   Exhibit 3-B.2

affiliate of the corporation in any capacity shall be deemed to be doing so at the request of the corporation; an "affiliate of the corporation" means an entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the corporation;

                           (2) "indemnified representative" means any and all
directors, officers, and employees of the corporation and any other person designated as an indemnified representative by the Board of Directors of the corporation;

                           (3) "liability" means any damage, judgment, amount
paid in settlement, fine, penalty, punitive damage, excise tax assessed with respect to an employee benefit plan, or cost or expense of any nature (including, without limitation, expert witness fees, costs of investigation, litigation and appeal costs, attorneys' fees, and disbursements); and

                           (4) "proceeding" means any threatened, pending, or
completed action, suit, appeal, or other proceeding of any nature, whether civil, criminal, administrative, or investigative, whether formal or informal, whether external or internal to the corporation, and whether brought by or in the right of the corporation, a class of its security holders or otherwise.

                  Section 2. ADVANCING EXPENSES. As provided by the Colorado Business Corporation Act and to the maximum extent permitted by such law, the corporation shall pay the reasonable expenses incurred in good faith by an indemnified representative in advance of the final disposition of a proceeding described in Section 1. Before making any such advance payment of expenses, the corporation shall receive an undertaking by or on behalf of the indemnified representative to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation pursuant to this Article. Such undertaking shall be an unlimited, unsecured general obligation of the indemnified representative and shall be accepted without reference to the ability of such person to make repayment. No advance shall be made by the corporation if a determination is reasonably and promptly made by the Board of Directors by majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterest directors so directs) by independent legal counsel in a written opinion, that, based upon the facts known to the Board or counsel at the time such determination is made, the indemnified representative has acted in such a manner as to permit or require the denial of indemnification pursuant to the provisions of Section 1.

                                  ARTICLE SEVEN

                                  MISCELLANEOUS

         Section 1. CORPORATE SEAL. The official seal for the corporation shall be circular in form and shall contain the name of the corporation and the words, "Corporate Seal" and "Colorado."

         Section 2. FISCAL YEAR. The fiscal year of the corporation shall be as established by the Board of Directors.

         Section 3. WAIVER OF NOTICE. When any notice is required to be given to any shareholder or Director of the corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Colorado Business Corporation Act, a waiver thereof, in writing, signed by the person entitled to such notice whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

                                                                   Exhibit 3-B.2

         Section 4. ADOPTION OR AMENDMENT OF BYLAWS. The Board of Directors shall have power, to the maximum extent permitted by the Colorado Business Corporation Act, to make, amend and repeal the Bylaws of the corporation at any regular or special meeting of the Board unless the shareholders, in making, amending or repealing a particular bylaw, expressly provide that the Directors may not amend or repeal such bylaw. The shareholders also shall have the power to make, amend or repeal the Bylaws of the corporation at any annual meeting or at any special meeting called for that purpose.

         Section 5. GENDER. The masculine gender is used in these Bylaws as a matter of convenience only and shall be interpreted to include the feminine and neuter genders as the circumstances indicate.

         Section 6. CONFLICTS. In the event of any irreconcilable conflict between these Bylaws and either the corporation's Articles of Incorporation or applicable law, the latter shall control.





























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